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                                                                    EXHIBIT 4.18

                              AMENDED AND RESTATED

                             2001 STOCK OPTION PLAN

                                       OF

                            NAM TAI ELECTRONICS, INC.

       (As adopted on May 4, 2001, amended and restated on July 30, 2004)

1.    PURPOSE

      The purpose of the Nam Tai Electronics, Inc. 2001 stock option plan (the "Plan") is to promote the growth and general prosperity of Nam Tai Electronics, Inc., (the "Company") and its subsidiaries. The granting of options will help the Company attract and retain the best available persons for positions of substantial responsibility and will provide employees, directors, consultants and advisors with an additional incentive to contribute to the success of the Company and its subsidiaries. The Board of Directors of the Company believes the plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing its continued growth and financial success.

2.    EFFECTIVE DATE OF THE PLAN

      The plan shall become effective on May 4, 2001, the date originally adopted by the Board of Directors; provided, however, that no options may be granted under this Plan to any officer or director of the Company unless and until the Plan has been approved by holders of the outstanding common shares of the Company.

3.    STOCK SUBJECT TO PLAN

      The maximum number of common shares which may be issued pursuant to the exercise of options granted under the Plan is one million shares (1,000,000) subject to the adjustments provided in paragraph 16 below. One million of the authorized but unissued common shares of the Company as of May 4, 2001 will be reserved for issue upon exercise of options granted under the Plan subject to the adjustments provided in paragraph 14 below; provided, however, that the number of such authorized but unissued shares so reserved may from time to time be reduced to the extent that a corresponding amount of issued and outstanding stock has been purchased by the Company and set aside for issue upon the exercise of options granted under the Plan; and provided, further, however, that subject to the provisions of Section12 hereof, at no time shall there be any options granted under this Plan at any time when the total number of common shares covered by outstanding options granted under this Plan and all other compensatory stock options plans of the Company, the primary purpose of which is to benefit employees or directors of the Company, exceed ten percent (10%) of the then outstanding common shares of the Company. If any options shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for further grants under the Plan.

4.    ADMINISTRATION

      The Board of Directors or a Committee referred to in paragraph 5 (hereinafter referred to as the "Committee") shall administer the Plan. Subject to the express provisions of the Plan, the Board of Directors or the Committee, if so appointed, shall have complete authority, in its discretion, to determine those key employees, directors, consultants and advisors (hereinafter referred to as "participants") to whom, and the price at which options shall be

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      granted, the option periods and the number of shares to be subject to each option. The Board of Directors or the Committee, if so appointed, shall also have the authority in its discretion to prescribe the time or times at which the options may be exercised and limitations upon the exercise of options (including limitations effective upon the death or termination of employment, directorship or consultancy of the participant), and the restrictions, if any, to be imposed upon the transferability of shares acquired upon exercise of options. In making such determinations, the Board of Directors or the Committee, if so appointed, may take into account the nature of the services rendered by respective participants, their present and potential contributions to the success of the Company or its subsidiaries, and such other factors as the Board of Directors or the Committee, if so appointed, in its discretion shall deem relevant. Subject to the excess provisions of the Plan, the Board of Directors or the Committee, if so appointed, shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and relations relating to the Plan, to determine the terms and provisions of the respective option agreements (which need not be identical), to determine whether the shares delivered upon exercise of stock options will be treasury shares or will be authorized but previously unissued shares, and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of Board of Directors or the Committee, if so appointed, on the matters referred to in this paragraph 4 shall be conclusive.

5.    COMMITTEE

      The Committee, if so appointed, shall consist of not less than three members of the Board of Directors of the Company. The Committee, if so appointed, shall be appointed from time to time by the Board of Directors, which may from time to time appoint members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by at least a majority of its members. Any decision or determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee shall also have express authorization to hold committee meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

6.    ELIGIBILITY

      (a)   Except for an annual grant of options to directors as provided in
            Section 6(b) below, an option may be granted under the Plan only to officers or other key employee, consultants or advisors of the Company and of its present and future subsidiary corporations.

      (b) At each annual meeting of shareholders, each non-employee director elected at the meeting shall thereupon be granted options to purchase 15,000 shares(*) ("Directors' Options"). Such Directors Options shall be granted only to the extent they have not been granted under other compensatory stock option plans of the Company. The option price of Directors' Options shall be equal to 100% of the fair market value of the shares on the date of grant and the Directors Options shall have a term of three years, subject to earlier termination as provided for Optionees generally under "Exercise of Options."

      (c) The granting of an option to any participant shall not confer upon that participant any right to continue in the employ, directorship, consultancy or other relationship of or with the Company or of any such subsidiary and shall not interfere in any way with the

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            right of the Company or of any such subsidiary to terminate the employment, consultancy or other relationship of the participant at any time.

7.    OPTION PRICE

      Except with respect to Directors Options, the Board of Directors or the Committee, if so appointed, in its discretion, will determine the option price at the time the option is granted. While the Board of Directors or the Committee, if so appointed, shall have complete and sole discretion in determining the option price and it shall be the policy of the Company not to grant options that are exercisable at less than 100% of the fair market value of the common stock on the date of grant as shall reasonably be determined by the Board of Directors or the Committee, if so appointed, except in the most unusual circumstances as shall be determined by the Board of Directors or the Committee, if so appointed, at the time of specific grants. Unless such action is approved by shareholders or results from adjustments pursuant to Section 16 of the Plan, the option price applicable to any outstanding option shall not be reduced.

8.    DATE OF OPTION GRANT

      An option shall be considered granted on the date the Board of Directors or the Committee, if so appointed, acts to grant the option, or such date thereafter as the Board of Directors or the Committee, if so appointed, shall specify.

9.    TERM OF PLAN

      The Board of Directors, without further approval of the shareholders may terminate the Plan at any time, but no termination shall, without the participant's consent, alter or impair any of the rights under any option theretofore granted to him under the Plan.

10.   TERM OF OPTIONS

      The term of each option granted under the Plan will be for such period (hereinafter referred to as the "option period") not exceeding ten (10) years as the Board of Directors or the Committee, if so appointed, shall determine. Each option shall be subject to earlier termination as described under "exercise of options."

11.   RULES APPLICABLE TO CERTAIN DISPOSITIONS

      (a) Notwithstanding the foregoing pro-visions of Section 10, in the event the Company or the shareholders of the Company enter into an agreement to dispose of all or substantially all of the assets or capital stock of the Company by means of a sale, merger, consolidation, reorganization, liquidation, or otherwise, each option (whether or not then exercisable by its terms) shall become immediately exercisable with respect to the full number of shares subject to that option during the period commencing as of the date of execution of such agreement and ending as of the earlier of:

            (i)   the expiration date of the option; or

            (ii) the date on which the disposition of assets or capital stock contemplated by the agreement is consummated.

      The exercise of any option that was made exercisable solely be reason of this Subsection 11(a) shall be conditioned upon the consummation of the disposition of assets or stock under the above referenced agreement. Upon the consummation of any such disposition of assets or stock, the Plan and any unexercised options issued hereunder (or any unexercised portion thereof) shall terminate and cease to be effective.

      b) Notwithstanding the foregoing, in the event that any such agreement shall be terminated without consummating the disposition of said stock or assets:

            (i) any unexercised installments of any option that had become exercisable solely by reason of the provisions of

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                  Subsection 11(a) shall again become unexercisable as of said termination of such agreement, and

            (ii) the exercise of any option that had become exercisable solely by reason of this Subsection 11(a) shall be deemed ineffective and such option installments shall again become unexercisable as of said termination of such agreement.

      (c) Notwithstanding the provisions set forth in Subsection 11(a), the Board of Directors or the Committee, if so appointed, may, at its election and subject to the approval of the corporation purchasing or acquiring the stock or assets of the Company (the "surviving corporation"), arrange for the optionee to receive upon surrender of optionee's option a new option covering shares of the surviving corporation in the same proportion, at an equivalent option price and subject to the same terms and conditions as the old option. For purposes of the preceding sentence, the excess of the aggregate fair market value of the shares subject to such new option immediately after consummation of such disposition of stock or assets over the aggregate option price of such shares of the surviving corporation shall not be no more than the excess of the aggregate fair market value of all shares subject to the old option immediately before consummation of such disposition of stock or assets over the aggregate option price of such shares of the Company, and the new option shall not give the optionee additional benefits which such optionee did not have under the old option or deprive the optionee of benefits which the optionee had under the old option. If such substitution of options is effectuated, the optionee's rights under the old option shall thereupon terminate.

12.   MERGERS AND ACQUISITIONS

      If the Company at any time should succeed to the business of another corporation through a merger or consolidation, or through the acquisition of stock or assets of such corporation, options may be granted under the Plan to option holders of such corporation or its subsidiaries, in substitution for options or rights to purchase stock of such corporation held by them at the time of succession. The Board of Directors or the Committee, if so appointed, shall have sole and absolute discretion to determine the extent to which such substitute options shall be granted (if at all), at the person or persons within the eligible group to receive such substitute options (who need not be all option holders of such corporation), the number of options to be received by each such person, the option price of such option, and the terms and conditions of such substitute option. The provisions of the second proviso of the second sentence of Section 3 shall not be applicable to such substituted options.

13.   EXERCISE OF OPTIONS

      Each option granted under the Plan will be exercisable on such date or dates and during such period and for such number of shares as shall be determined pursuant to the provisions of the option agreement evidencing such option. Subject to the express provisions of the Plan, the Board of Directors or the Committee, if so appointed, shall have compete authority, in its discretion, to determine the extent, if any, and the conditions under which an option may be exercised in the event of the death of the participant or in the event the participant leaves the employ of the Company or has his employment terminated by the Company. An option may be exercised, by (a) written notice of intent to exercise the option with respect to a specified number of shares of stock, and (b) payment to Company in U.S. dollars or the Hong Kong dollar equivalent of the

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      amount of the option purchase price for the number of shares of stock with respect to which the option is then exercised.

14.   NONTRANSFERABILITY

      Options under the Plan are not transferable otherwise than by will or the laws of descent or distribution, and may be exercised during the lifetime of a participant only by such participant.

15.   AGREEMENTS

      Options granted pursuant to the Plan shall be evidenced by stock option agreements in such form as the Board of Directors or the Committee, if so appointed, shall from time to time adopt.

16.   ADJUSTMENT OF NUMBER OF SHARES

      (a)   Authority of the Company and Stockholders (*)

            The existence of the Plan, an option certificate and any option granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, re-organization or other change in the Company's capital structure or business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the common shares or the rights thereof or which are convertible into or exchangeable for common shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

      (b)   Change in Capitalization (*)

            Notwithstanding any provision of the Plan, the number and kind of shares authorized for issuance under Section 3, the number of options to be granted to non-employee directors pursuant to Section 6(b), may be equitably adjusted in the sole discretion of the Board of Directors or the Committee, if so appointed, in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase common shares at a price substantially below fair market value or other similar corporate event affecting the common shares in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events, the number of outstanding options and the number and kind of shares subject to any outstanding option and the exercise price per share under any outstanding option (including any Directors' Option) may be equitably adjusted (including by payment of cash to a participant) in the sole discretion of the Board of Directors or the Committee, if so appointed, in order to preserve the benefits or potential benefits intended to be made available to participants granted options. Such adjustments shall be made

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            by the Board of Directors or the Committee, if so appointed, in its sole discretion, whose determination as to what adjustments shall be made, and the extent thereof, shall be final. Unless otherwise determined by the Board of Directors or the Committee, if so appointed, such adjusted options shall be subject to the same restrictions and the same vesting schedule to which the underlying option is subject."

17.   AMENDMENTS

      Except as otherwise provided herein, the Board of Directors, without approval of the shareholders, may from time to time amend the Plan in such respects as the board may deem advisable. Notwithstanding the foregoing, the Board of Directors shall not, without shareholder approval, amend the Plan to (i) increase the maximum aggregate number of shares which may be optioned and sold under the Plan, (ii) change the manner of determining the option price or, except for adjustments resulting from the operation of Section 16 of the Plan, permit the reduction of the option price of an outstanding option, (iii) change the classes of persons eligible to receive options under the Plan or (iv) grant any options under the Plan to directors otherwise than as expressly set forth herein. No amendment shall, without the participant's consent, alter or impair any of the rights or obligations under any option theretofore granted to him under the Plan.

(*)   AMENDED PURSUANT TO A BOARD RESOLUTION DATED JULY 30, 2004

IN WITNESS WHEREOF, the Board of Directors of the Company has amended and restated this Plan, as originally adopted on May 4, 2001 and amended on July 30, 2004.

                                              NAM TAI ELECTRONICS, INC.

                                              By:_____________________
                                              Tadao Murakami
                                              Chairman of the Board

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